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                                                                     Exhibit 5.1

                               January 31, 2001



Openwave Systems Inc.
800 Chesapeake Drive
Redwood City, California 94063

     Re:  Registration Statement on Form S-8 of Openwave Systems Inc.
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Ladies and Gentlemen:

     We have acted as special counsel to Openwave Systems Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 16,496,892 shares of common stock, par value $0.001 per share of the Company (the "Shares"), pursuant to the Software.com, Inc. 1995 Stock Plan, the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, the Software.com, Inc. 1999 Employee Stock Purchase Plan, the At Mobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan, the Mobility.Net Corporation 1999 Stock Option Plan, the Stock Option Agreements, dated September 25, 1998 and November 20, 1998, between Software.com, Inc. and John MacFarlane, the Stock Option Agreement, effective as of January 26, 2001, between Openwave Systems Inc. and Donald J. Listwin and the Phone.com, Inc. 1996 Stock Plan (collectively the "Plans").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Registration Statement Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on January 31, 2001 (together with all exhibits thereto the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-Laws of the Company, as currently in effect, (iv) the form of common stock certificate as filed with the Securities Exchange Commission as an exhibit to Form S-1A, on May 24, 1999 (the "Form of Common Stock Certificate"), (v) the Plans; and (vi) the forms of option agreement between the Company and the employees, directors and officers receiving options (the "Option Agreements"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic
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copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed (i) that each of the Option Agreements to be entered into between the Company and the employees, directors and officers receiving options under the Plans will conform to the applicable form of agreement examined by us, (ii) that no options will be granted under the Plans with exercise prices below the then par value of the Shares and (iii) that no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Shares at the time of exercise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the Bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued under the Plans have been duly authorized, and, when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plans and the Option Agreements, and the Form of Common Stock Certificate representing Shares has been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP